FINAL

Date: For Release: Contact(s):	June 15, 2006 Upon receipt Media Relations	Investor Relations

	Joshua King 860-547-2293 joshua.king@thehartford.com	Kim Johnson 860-547-6781 kimberly.johnson@thehartford.com

	Shannon Lapierre 860-547-5624 shannon.lapierre@thehartford.com	Greg Schroeter 860-547-9140 gregory.schroeter@thehartford.com

The Hartford Announces Agreement with Equitas

Company also reports results from asbestos and other reserve studies

HARTFORD, Conn. – The Hartford Financial Services Group, Inc. (NYSE: HIG) today announced it has entered into an agreement with Equitas and all Lloyd’s syndicates reinsured by Equitas that resolves, with minor exception, all of the company’s ceded and assumed domestic reinsurance exposures with Equitas, including the company’s reinsurance recoveries from Equitas under the company’s Blanket Casualty Treaty. The terms of the settlement were not disclosed.

“This agreement is a significant step in our efforts to remove volatility from our ceded and assumed reinsurance portfolio,” said Neal S. Wolin, executive vice president and general counsel of The Hartford. “The settlement eliminates uncertainty from our domestic assumed reinsurance book with Equitas. It also resolves our single largest reinsurance recoverable, bringing years of litigation with Equitas to a close.”

The Blanket Casualty Treaty, which was the focus of the litigation, is a multi-layered reinsurance program that provided for excess-of-loss coverage for The Hartford in various amounts from the 1930s through the 1980s. The upper layers of the treaty were first put in place in 1950, primarily with London Market reinsurers, including Lloyd’s syndicates. The Blanket Casualty Treaty litigation continues with the other upper-layer reinsurers under the treaty.

During the second quarter, The Hartford also completed three comprehensive reserve reviews on business reported in the Property and Casualty Other Operations segment. First, the company reviewed all reinsurance recoverables and the allowance for uncollectible reinsurance. Based on this study and the agreement with Equitas, the company will record a charge of $243 million pre-tax, or $158 million after-tax, in the second quarter.

Second, the annual, ground-up asbestos review resulted in no addition to the company’s asbestos reserves. Finally, the company also completed its review of reserves related to HartRe’s assumed reinsurance business, which is in runoff. This study resulted in no material impact to the company’s earnings.

Including these matters, The Hartford currently expects a second quarter 2006 pre-tax underwriting loss in its Other Operations segment of $268 million. The company’s most recent guidance for 2006 core earnings per diluted share, as provided on April 27, 2006, assumed a second quarter pre-tax underwriting loss of $58 million in Other Operations.

The Hartford, a Fortune 100 company, is one of the nation’s largest financial services and insurance companies, with 2005 revenues of $27.1 billion. The Hartford is a leading provider of investment products, life insurance and group benefits; automobile and homeowners products; and business property and casualty insurance. International operations are located in Japan, Brazil and the United Kingdom. The Hartford’s Internet address is www.thehartford.com.

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Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about our future results of operations. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our Quarterly Reports on Form 10-Q, our 2005 Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.